Yongye International, Inc. Announces Closing of Going Private Transaction

NEW YORK, July 3, 2014 -- Yongye International, Inc. (the "Company", NASDAQ: YONG), a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China, today announced the completion on July 3, 2014, New York time, of the merger (the “Merger”) contemplated by the previously announced agreement and plan of merger, dated as of September 23, 2013, as amended on April 9, 2014 (as so amended, the "Amended Merger Agreement"), among the Company, Full Alliance International Limited (“Holdco”), Yongye International Limited ("Parent") and Yongye International Merger Sub Limited ("Merger Sub"). Under the Amended Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Under the terms of the Amended Merger Agreement, which was approved by the Company’s stockholders at a special meeting held on June 6, 2014, at the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$7.10 in cash, without interest, less any applicable withholding taxes, except for the shares of Company common stock (i) owned by the Company or any subsidiary of the Company or (ii) owned by Holdco, Parent and Merger Sub, including shares contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited (“Prosper Sino”) and MSPEA Agriculture Holding Limited (“MSPEA”), immediately prior to the Effective Time pursuant to a contribution agreement, dated as of September 23, 2013, as amended on November 25, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino and MSPEA, which were cancelled without receiving any consideration.

Stockholders of record will receive a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the merger consideration. Stockholders should wait to receive the letter of transmittal before surrendering their stock certificates.

The Company also announced today that, at its request, on July 3, 2014, New York time, NASDAQ Stock Market LLC filed a delisting application on Form 25 with the Securities and Exchange Commission (the "SEC") to delist and deregister the Company’s common stock. The Company intends to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC. The Company's obligations to file with the SEC certain reports and forms, including Form 10-K, Form 10-Q and Form 8-K, will be suspended immediately as of the filing date of the Form 15.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2013. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that have been filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Rain Xia

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com